EXHIBIT 10.16(g)
AMENDMENT NO. 2 TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of the 21st day of March, 2007, made by and among

BANK OF AMERICA, N.A., a national banking association (the "Lender");

CHAUTAUQUA AIRLINES, INC., an Indiana corporation, REPUBLIC AIRWAYS HOLDINGS INC., a Delaware corporation, REPUBLIC AIRLINE INC., an Indiana corporation, and SHUTTLE AMERICA CORPORATION, an Indiana corporation (the "Borrowers"), to the Loan and Security Agreement, dated December 9, 1998, as previously amended by the Joinder and Consolidated Amendment thereto, dated May 15, 2006 (such Loan and Security Agreement, as amended, modified, restated or supplemented from time to time, the "Loan Agreement"), between the Borrowers and the Lender. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

RECITALS

A. Pursuant to the Loan Agreement, the Lender has agreed to make loans and extend credit to the Borrowers secured by all of the Collateral. As of the date of this Amendment, there are no Revolving Loans or Equipment Loans outstanding under the Loan Agreement and the Term Loan has been paid in full.

B. The Borrowers have requested that the Lender extend the term of the Loan Agreement to March 31, 2009. The Lender has agreed to such request provided, among other things, (i) the Revolving Facility Amount be reduced to the sum of $15 million, (ii) the Borrowers agree that they may no longer request, and the Lender shall no longer be obligated to make, any Revolving Loans except solely for the purposes of paying any Obligations owing to the Lender when due, (ii) the obligation of the Lender to make any further Equipment Loans to the Borrowers be terminated, (iii) the Spare Parts Borrowing Base be reduced, (iv) an additional financial covenant be included in the Loan Agreement measuring the liquidity of the Borrowers, (v) the Borrowers pay to the Lender a quarterly facility fee during the term of the extended Loan Agreement, and (vi) the Loan Agreement is otherwise amended as herein set forth.

C. To accomplish the foregoing, the Borrowers and the Lender have agreed to enter into this Amendment.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Borrowers and the Lender hereby agree as follows:

ARTICLE I

AMENDMENTS TO LOAN AGREEMENT

The Loan Agreement is hereby amended as follows:

1.1. Definitions.  Appendix A to the Loan Agreement is amended as follows:

(a) The definition of "Spare Parts Advance Rate" is deleted in its entirety.

(b) The definition of "Spare Parts Borrowing Base" is amended in its entirety to read as follows:

"Spare Parts Borrowing Base - at any date of determination thereof, the sum of the following:

(i) the aggregate value at such date of those Eligible Spare Parts consisting of ERJ Spare Parts which are Rotables times thirty percent (30%); plus

(ii) the aggregate value at such date of those Eligible Spare Parts consisting of ERJ Spare Parts which are not Rotables times fifteen percent (15%),

in each case with value calculated on the basis of the lower of (1) net book value, as calculated in accordance with GAAP, or (2) appraised orderly liquidation value based upon the Lender's most recent Spare Parts Collateral Appraisal."

(c) The definition of "Revolver Facility Amount" is amended in its entirety to read as follows:

"Revolver Facility Amount - At any date of determination thereof, the sum of $15,000,000, as such amount may be reduced by Borrower pursuant to Section 1.4 of the Agreement."

1.2. Credit Facility. Section 1, Credit Facility, is amended as follows:

(a) The first un-numbered paragraph is amended by deleting the figure "25,400,000" and by substituting in lieu thereof the figure "15,000,000".

(b) Section 1.1.1, Revolver Loans, is amended by adding the following sentence at the end thereof:

"Notwithstanding any term or provision of this Agreement to the contrary, Borrower shall not request, and Lender shall not be obligated to make, any Revolver Loan to Borrower under this Agreement except a Revolver Loan that is deemed requested pursuant to Section 3.1.1(ii) of this Agreement that is used solely and exclusively for the purposes of paying an Obligation owing to Lender when due."

(c) Sections 1.1.2, Term Loan, and 1.1.3, Equipment Loans, are each deleted in their entirety.

1.3. Letters of Credit. Section 1.2.1 is amended in its entirety to read as follows:

"1.2.1 Issuance of Letters of Credit and Letter of Credit Guaranties. Lender agrees, for so long as no Default or Event of Default exists and subject to the provisions of Section 10 below, to issue Letters of Credit and Letter of Credit Guaranties, as requested by Borrower, provided that (a) the Letter of Credit Amount at any time shall not exceed the Revolver Facility Amount and (b) without Lender's consent in each instance, no Letter of Credit or Letter of Credit Guaranty may have an expiration date that is after the last day of the Original Term. Any amounts paid by Lender under any Letter of Credit Guaranty or in connection with any Letter of Credit shall be treated as Revolver Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as the Revolver Loans."

1.4. Use of Proceeds of Revolver Loans. Section 1.3 is amended in its entirety to read as follows:

"1.3 Use of Proceeds of Revolver Loans. Borrower shall use the proceeds of each Revolver Loan solely and exclusively for the purposes of paying an Obligation owing to Lender when due."

1.5. Facility Fee. A new Section 2.2.6 is added as follows:

"2.2.6 Facility Fee. On the first day of each calendar quarter, commencing on April 1, 2007 and continuing on the first day of each calendar quarter thereafter for so long as this Agreement is in effect, Borrower shall pay to Lender a quarterly facility fee of $15,000. Each installment of the facility fee shall be deemed fully earned when due and non-refundable once paid."

1.6 Payment of Principal of Revolver Loans. Section 4.2 is amended in its entirety to read as follows:

"4.2 Payment of Principal of Revolver Loans. Any Revolver Loans made by Lender pursuant to this Agreement shall be paid by Borrower to Lender immediately upon the earlier of (a) one (1) Business Day after Lender's making thereof or (b) the termination of this Agreement by Borrower or Lender pursuant to Section 5 hereof."

1.7. Mandatory Prepayments and Optional Prepayments. Sections 4.5 and 4.6 are each deleted in their entirety and in lieu thereof is substituted the phrase "RESERVED".

1.8. Term of Loan Agreement. Section 5.2 is amended in its entirety to read as follows:

"5.1 Term of Agreement. Subject to Lender's right to cease making Loans to Borrower during the existence of any Default or Event of Default, this Agreement shall be in effect for a period from the date of this Agreement until March 31, 2009 (the "Original Term"), unless terminated as provided in Section 5.2 hereof."

1.9. Financial Covenants. Section 9.3 is amended by adding an additional Section 9.3.3, Liquidity, as follows:

"9.3.3 Liquidity. Borrower and its Subsidiaries shall maintain at all times unrestricted cash and Cash Equivalents of not less than $100,000,000."

1.10. Conditions to Equipment Loans. Section 10.2 of the Loan Agreement is deleted in its entirety and in lieu thereof is substituted the phrase "RESERVED".

1.11. Compliance Certificate. Exhibit D attached to the Loan Agreement is deleted and in lieu thereof is substituted Exhibit D attached to this Amendment.

1.12. Term Loan and Equipment Loans. All references in the Loan Agreement to the Term Loan and the Equipment Loans are deleted.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BORROWERS

The Borrowers hereby jointly and severally represent and warrant to the Lender that as of the date hereof:

2.1. Corporate Power and Authority. The execution and delivery by the Borrowers and the performance by them of the transactions herein contemplated: (i) are and will be within their respective powers; (ii) have been authorized by all necessary corporate action; and (iii) do not and will not (i) require any consent or approval of the shareholders of the Borrowers which has not been obtained; (ii) contravene any Borrower's or any of its respective Subsidiaries' charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause any Borrower or any of its respective Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower or any of its respective Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of its respective Subsidiaries is a party or by which it or its respective Properties may be bound or affected that may reasonably be expected to have a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its respective Subsidi-aries.

2.2. Compliance with the Loan Agreement and Other Loan Documents. Each Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement as amended hereby and in the other Loan Documents to be observed or performed by such Borrower, except where the failure of such Borrower to comply has been waived in writing by the Lender.

2.3. Representations in Loan Agreement and other Loan Documents. The representations and warranties of the Borrowers set forth in the Loan Agreement as amended hereby and the other Loan Documents are true and correct in all material respects as of the date hereof except to the extent that such representations and warranties relate solely to or are specifically expressed as of a particular date or period which is past or expired as of the date hereof.

2.4. No Event of Default. No Default or Event of Default exists.

ARTICLE III

MODIFICATION OF LOAN DOCUMENTS;
RELEASE OF CLAIMS BY BORROWERS

3.1. Loan Documents. The Loan Agreement and each of the other Loan Documents are amended to provide that any reference to the Loan Agreement in the Loan Agreement or any of the other Loan Documents shall mean the Loan Agreement as amended by this Amendment, and as it is further amended, restated, supplemented or modified from time to time.

3.2. Release of Claims. To induce the Lender to enter into this Amendment, and in consideration thereof, each Borrower hereby releases, acquits and forever discharges the Lender and the Lender's officers, directors, agents, employees, successors and assigns, from all liabilities, claims, demands, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, at law or in equity, that the Borrowers or any of them now has or ever had against the Lender arising under or in connection with the Loan Agreement, any of the other Loan Documents or otherwise.

ARTICLE IV

GENERAL

4.1. Full Force and Effect. As expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Loan Agreement, "hereinafter", "hereto", "hereof" or words of similar import, shall, unless the context otherwise requires, mean the Loan Agreement as amended by this Amendment.

4.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

4.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

4.4 Expenses. The Borrower shall reimburse the Lender for all reasonable legal fees and expenses incurred by the Lender in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents or contemplated hereby.

4.5. Headings. The headings in this Amendment are for the purpose of reference only and shall not affect the construction of this Amendment.

4.6 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE EXISTING BORROWER, THE JOINING BORROWERS AND THE LENDER EACH WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

[Signatures Begin on the Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered on the date first above written.

Borrowers:

CHAUTAUQUA AIRLINES, INC.

By:	/s/ Robert H. Cooper

Title: EVP & CFO

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Robert H. Cooper

Title: EVP & CFO

REPUBLIC AIRLINE INC.

By:	/s/ Robert H. Cooper

Title: EVP & CFO

SHUTTLE AMERICA CORPORATION

By:	/s/ Robert H. Cooper

Title: EVP & CFO

Lender:

BANK OF AMERICA, N.A.
(successor by assignment to Fleet Capital Corporation)

By:	/s/ Bob Walker

Title: SVP

EXHIBIT D

COMPLIANCE CERTIFICATE

[Letterhead of Borrower]

__________________, 20__

Bank of America, N.A.
300 Galleria Parkway, N.W., Suite 800
Atlanta, Georgia 30339
Attention: Southeast Loan Administration

Ladies and Gentlemen:

The undersigned, the chief financial officer of Republic Airlines Holdings Inc., a Delaware corporation and its Subsidiaries (individually and collectively, "Borrower"), gives this certificate to Bank of America, N.A. ("Lender") in accordance with the require-ments of Section 9.1.3 of that certain Loan and Security Agreement dated December 9, 1998, between Borrower and Lender (as amended from time to time, the "Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

1. Based upon my review of the Consolidated balance sheets and statements of income of Borrower and its Subsidiaries for the Testing Period ending __________________, 19__, copies of which are attached hereto, I hereby certify that:

(a) The Consolidated Fixed Charges Coverage Ratio for such Testing Period is ____ to 1.0;

(b) The Consolidated Leverage Ratio as of the end of such Testing Period is _____ to 1; and

(c) The amount of unrestricted cash and Cash Equivalents as of the end of such Testing Period is $__________________.

2. No Default exists on the date hereof, other than: ________________ __________________________________________________ [if none, so state]; and

3. No Event of Default exists on the date hereof, other than ____________________________________________________________ [if none, so state].

REPUBLIC AIRWAYS HOLDINGS INC.
CHAUTAUQUA AIRLINES, INC.
REPUBLIC AIRLINE INC.
SHUTTLE AMERICA CORPORATION
("Borrower")

By: ____________________________________
Chief Financial Officer